UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2011

MOJO VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-148190	26-0884348
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

560 Lexington Ave., 16th Fl.
New York, NY  10022
(Address of principal executive offices, including zip code)

(212) 523-0322
(Registrant’s telephone number, including area code)

Copy to:
Gottbetter & Partners, LLP
488 Madison Ave., 12th Fl.
New York, NY 10022
Attn: Adam S. Gottbetter, Esq.

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements relate to anticipated future events, future results of operations or future financial performance.  These forward-looking statements include, but are not limited to, statements relating to adequacy of our capital to finance our planned operations, market acceptance of our services and product offerings, our ability to attract and retain key personnel, and our ability to protect our intellectual property.  In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

We cannot guarantee future results, levels of activity or performance.  You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made.  These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 1.01 – Entry into a Material Definitive Agreement

On October 27, 2011, Mojo Ventures, Inc., a Delaware corporation (the “Company”), entered into a Split-Off Agreement (the “Split-Off Agreement”) pursuant to which the Company assigned and transferred (the “Split-Off”) to certain of its existing shareholders (the “Buyers”) all of the issued and outstanding shares of capital stock of the Company’s wholly owned operating subsidiary, SBSI Acquisition Corp., a Nevada corporation (“SBSI”), in exchange for the surrender by the Buyers to the Company for cancellation of an aggregate to 24,192,747 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), which constituted approximately 39.8% of the issued and outstanding shares of Common Stock prior to the Split-Off.  20,966,496 of such Shares were delivered on October 27, 2011 (the “Closing Date”), and the balance are to be delivered within 30 days after the Closing Date.

The Company acquired the current operations and assets of SBSI on May 13, 2011 in a reverse merger transaction pursuant to which Specialty Beverage and Supplement, Inc., a privately held Nevada corporation (“Specialty Beverage”), was merged into SBSI.  In accordance with the terms of the merger transaction, an aggregate of approximately 19,552,128 shares of Common Stock were issued to the Specialty Beverage shareholders in exchange for all the issued shares of Specialty Beverage.  On May 13, 2011, simultaneously with the consummation of the merger, we issued approximately 7,462,857 shares of Common Stock to retire certain indebtedness of Specialty Beverage.

See the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on May 18, 2011, for information regarding the reverse merger transaction and a copy of the merger agreement with respect thereto.

After giving effect to the Split-Off, the Company has approximately 36,592,497 shares of Common Stock issued and outstanding.

In connection with consummation of the Split-Off on the Closing Date:

1.           SBSI assigned and transferred to a new wholly owned subsidiary of the Company (“Mojo Sub”) all worldwide  intellectual property rights of SBSI with respect to SBSI’s Dispensing Cap Technology and SBSI’s Pinch™ sweetener, including related trademarks and pending patents  (the “Assigned Assets”);

2.           SBSI assumed and agreed to pay, honor and discharge (a) all debts, adverse claims, liabilities, judgments and obligations of the Company and Mojo Sub as of the Closing Date, resulting from, arising out of or relating to the assets, operations, actions or omissions of the Company, Mojo Sub and SBSI, excluding those solely relating to the Assigned Assets and arising after the Closing Date and (b) accrued liabilities of the Company in the amount of $72,500 for legal services and expenses; and

3.           The Company and SBSI exchanged mutual releases from all claims, actions, obligations, liabilities, demands and/or causes of actions prior to the Closing Date that either party may owe to the other or may have against any of the other’s officers, directors, stockholders, employees and agents (except as otherwise provided in the Split-Off Agreement).

The Company intends to focus its activities on the continued development of the Dispensing Cap Technology and the Pinch™ low calorie, natural and organic sweetener, as well as other marketing and branding opportunities in the “better for you beverage” universe.

The foregoing description of the Split-Off Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Split-Off Agreement and the General Release Agreement which are filed as Exhibits 2.1 and 10.1, respectively, to this report and incorporated herein by reference.

Item 2.01 – Completion of Acquisition or Disposition of Assets

The information in Item 1.01 above is incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 27, 2011, (a) Peter Scalise III, Scott Ferrari, Neil Rosenberg, Duncan Weir and Richard Hall, all of whom are among the Buyers that repurchased SBSI, resigned as members of the Company’s Board of Directors, and Mr. Scalise resigned as the Company’s Chief Executive Officer, Mr. Ferrari resigned as its President and Mr. Rosenberg resigned as its Secretary and Treasurer, and (b) Glenn Simpson was elected as a member of the Board of Directors and appointed as the Company’s President and Chief Executive Officer.  Mr. Simpson remains the Company’s sole director and officer and will serve as a director until the next annual meeting of the Company’s shareholders or until his successor is duly elected and qualified or his earlier death, resignation or removal.

To the Company’s knowledge, the resignations by Messrs. Scalise, Ferrari, Rosenberg, Weir and Hall as directors and the resignations of Messrs. Scalise, Ferrari and Rosenberg as officers did not arise from any disagreement with the Company on any matter relating to its operations, policies or practices.

Glenn Simpson (age 59), a beverage industry veteran, was Vice President and Chief Financial Officer of Coca-Cola Bottlers, Inc. in Tashkent, Uzbekistan from 1995 to 2000.  His primary responsibilities included corporate strategy and supervision of bottling and distribution operations.  His accomplishments included growing revenues from a base at $5 million to over $160 million annually.  The company was awarded “Bottler of the Year” by The Coca-Cola Company for two consecutive years in 1996 and 1997 based on product quality and revenue growth.  From 2005 to 2009, Mr. Simpson served as chief operating officer, chief financial officer and director of Even Technologies Inc. and IVIDEO Corporation, technology companies with patented technology for the delivery of HD video to wireless devices.  Most recently, from 2009 to 2011, Mr. Simpson was engaged in beverage projects on a consulting basis in Russia and Afghanistan.  Mr. Simpson is a Certified Public Accountant and holds an MBA from Columbia University School of Business.

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

2.1	Split-Off Agreement, dated as of October 27, 2011, by and among Mojo Ventures, Inc., SBSI Acquisition Corp., Mojo Organics, Inc., and the Buyers party thereto

10.1	General Release Agreement, dated as of October 27, 2011, by and among Mojo Ventures, Inc., Mojo Organics, Inc. and SBSI Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mojo Ventures, Inc.

Date: November 2, 2011	By:	/s/ Glenn Simpson
	Name:	Glenn Simpson
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Split-Off Agreement, dated as of October 27, 2011, by and among Mojo Ventures, Inc., SBSI Acquisition Corp., Mojo Organics, Inc., and the Buyers party thereto

10.1	General Release Agreement, dated as of October 27, 2011, by and among Mojo Ventures, Inc., Mojo Organics, Inc. and SBSI Acquisition Corp.